Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE			March 15, 2011

BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2011 FINANCIAL RESULTS AND CONFERENCE CALL

Revenue Increases 44% To $12.9 Million Versus $8.9 Million In Third Quarter

Net Income Increases 35% to $867,000 Versus $642,000 In Third Quarter

OLATHE, KANSAS, March 15, 2011, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months of fiscal 2011 for the period ended January 31, 2011.  The Company scheduled a conference call Thursday, March 17, 2011 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2011 Financial Results Conference Call

When: Monday, March 17, 2011 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of new and existing orders, gaming activities and an outlook on the remainder of fiscal 2011.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2011	2010	2009	2011	2010	2009
Net Sales	$ 12,859	$ 8,924	$ 4,546	$ 33,422	$ 19,403	$ 13,805
Operating Income	1,514	977	503	2,230	2,288	1,154
Net Income	867	642	278	1,228	1,379	550
Total Assets	29,791	27,772	25,987	29,791	27,772	25,987
Long-term Obligations	4,314	4,854	6,294	4,314	4,854	6,294
Stockholders' Equity	17,653	14,599	12,740	17,653	14,599	12,740
Weighted Average Shares - Diluted	56,267	55,790	54,844	56,196	55,790	54,844
New Product Research and Development Cost	400	388	470	1,218	1,346	2,502

Management Comments

"Third quarter 2011 was another successful quarter for Butler National Corporation. We believe all of our business segments are well-positioned to grow shareholder value.

Our revenue for the fiscal quarter-ended January 31, 2011, increased 44% to $12.9 million as compared to $8.9 million for the same period in fiscal 2010. Net income for the third quarter was $867,000 compared to net income of $642,000 for the same period in fiscal 2010. The increase in net income was primarily due to continued success in the Aircraft Modification Segment. This segment includes complex structural modification of business aircraft that drive premium projects and strong gross margins. We continue our efforts to grow this business in the US and in global markets and to further improve profitability in the delivery of high-value "Classic Aviation" products.

During the three months ending January 31, 2011, we invested approximately $400,000 in the development and acquisition of new products. We feel this expenditure for the design and development engineering, testing, and certification of new products may maintain and grow our long-term revenue and enhance our profit. Butler National owns more than 250 Supplemental Type Certificates (STCs) approved by the United States Federal Aviation Administration. These STCs provide a significant barrier-to-entry to potential competitors.

We continue to move confidently throughout fiscal year 2011, planning to build on our success. We believe we are well positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Aircraft Modifications:

Revenue from Aircraft Modifications segment for the three months ending January 31, 2011 was $4.0 million, an increase of 11% from the three months ending January 31, 2010 with revenue of $3.6 million. The modifications segment had an operating profit of $1.5 million in the three months ended January 31, 2011 compared with an operating profit of $544,000 in the three months ending January 31, 2010. The increase in operating profit was due to relatively high demand for special-mission modifications.

During the past few years we have seen a significant increase in aircraft camera modification. As the global economy grows governments, businesses, corporations, and hi-net worth individuals worldwide may elect to purchase, update, and modify business aircraft. An increased business aircraft ownership positively impacts our aircraft modification revenue. We continue our efforts to deliver year-over-year growth in the Aircraft Modification segment.

Avionics:

Revenue from Avionics for the three months ending January 31, 2011, was $1.8 million, an increase of 59% from the three months ending January 31, 2010 with revenue of $1.1 million. The avionics segment had an operating profit of $214,000 in the three months ending January 31, 2011, compared with an operating profit of $394,000 for the three months ending January 31, 2010. The decrease in operating profit is directly related to the decrease in revenue. Many economic and political uncertainties can impact the avionics products line.

Monitoring Services:

Revenue in the Monitoring Services Segment decreased from $432,000 for the three months ended January 31, 2010 to $379,000 for the three months ended January 31, 2011. An operating profit of $77,000 in Monitoring Services was recorded for the three months ended January 31, 2011, compared to a profit of $107,000 for the three months ended January 31, 2010. We anticipate increases in revenue from additional lift station rehabilitations over the next three to four years and our contracts with our two largest customers have been renewed through fiscal year 2011.

Corporate/Professional Services Including Gaming Operations:

Services in this segment include the architectural services of BCS Design, Inc., activities related to gaming and other real estate development, on site contract management of gaming establishments, and engineering consulting services.

Revenue consisting of architectural services and revenue related to completed construction projects were $623,000 for the three months ended January 31, 2010 and $176,000 for the three months ended January 31, 2011. Projects related to architectural services decreased $42,000 for the three months to revenue of $163,000 at January 31, 2011. An operating loss of $116,000 for the three months ending January 31, 2011 was recorded compared to a loss of $40,000 for the three months ended January 31, 2010.

Revenue related to gaming and other real estate development, on site contract management of gaming establishments for the three months ended January 31, 2011 were $511,000 compared to $240,000 for the three months ended January 31, 2010, an increase of 113%. Operating profit from management services related to gaming increased $112,000 from $110,000 for the three months ended January 31, 2010, to $222,000 for the three months ended January 31, 2011.

The Gaming Facility located in Dodge City, Kansas known as Boot Hill Casino and Resort opened for business on December 15, 2009. In the three months ended January 31, 2011, the Gaming Facility received gross revenue including funds for the State of Kansas of $10.5 million. Mandated fees, taxes and distributions reduced gross revenue by $4.5 million providing net revenue to us, as the manager, of $6.0 million. The net profit from the Gaming Facility for the three months ended January 31, 2011, was $73,000.

Backlog:

As of January 31, 2011, our backlog totaled $11.8 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Reign Strategy and Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (214) 498-7775

THE WORLDWIDE WEB:
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